      POWER OF ATTORNEY

Known all by these presents, that the undersigned hereby constitutes and appoints each of Jonathan A. Greene and S. Halle Vakani, and each of them acting alone, signing singly, the undersigned's true and lawful attorney-in-fact to:
(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or 10% or more stockholder of Adaptin Bio, Inc. (the
"Company"), Forms ID, 3, 4, 5, and Update Passphrase Acknowledgement (and any
amendments thereto) in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "1934 Act") and Schedules 13D and/or Schedules 13G
(and any amendments thereto) in accordance with the 1934 Act, and the rules promulgated thereunder; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5, and Update Passphrase Acknowledgement and Schedules 13D
and/or Schedules 13G (and any amendments thereto) and to file timely such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming that all such attorneys-in-fact, or such attorneys-in-facts' substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms ID, 3, 4 and 5 and Schedules 13D and Schedules 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of October 2024.

/s/ Timothy L. Maness
Printed Name: Timothy L. Maness